abrdn ETFs 485BPOS

Exhibit 99.(h)(2)

February 16, 2021

Aberdeen Standard Investments Inc.

1900 Market Street, Suite 200

Philadelphia, PA 19103

Attn: Legal Department

Re: New Fund; Updated Exhibit B

Ladies and Gentlemen:

Reference is made to the Fund Administration Agreement dated December 29, 2020 (the “Agreement”) by and between Aberdeen Standard Investments Inc. (the “Administrator”) and Aberdeen Standard Investments ETFs (the “Trust”).

This letter is to provide notice that Aberdeen Standard Investments ETFs (the “Trust”) has established two wholly-owned subsidiary funds known as Aberdeen Standard All Commodity Longer Dated Fund Limited and Aberdeen Standard All Commodity Fund Limited, each an exempted company organized under Cayman Islands law (each, a “Subsidiary Fund”), for the Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF and the Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF, respectively.

In accordance with the Section 1 of the Agreement, the undersigned hereby requests that Aberdeen Standard Investments Inc. act as Administrator for the Subsidiary Funds under the terms of the Agreement. In connection with such request, the undersigned hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 5 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

Each Fund and Subsidiary Fund identified on Exhibit B hereto

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: VP

Agreed and Accepted:

Aberdeen Standard Investments Inc.

By:	/s/ Lucia Sitar

Name: Lucia Sitar

Title: VP

Effective Date: April 1, 2021

FUND ADMINISTRATION AGREEMENT

EXHIBIT B

Listing of Fund(s)

Aberdeen Standard Investments ETFs

Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

●	Aberdeen Standard All Commodity Longer Dated Fund Limited

Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF

●	Aberdeen Standard All Commodity Dated Fund Limited